UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On November 15, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to report Body and Mind branded products are available in Ohio and provide an update on operations in Michigan and Arkansas.

FY2021 Year End Financials

The Company anticipates reporting FY2021 (period ending July 31, 2021) year end financials on or before Thursday November 18th. The Company has an earnings call scheduled for Friday, November 19th and please see conference call dial in details at the end of this release.

Body and Mind Expands Branded Products to Ohio

The new Ohio processing facility is located next to the Body and Mind dispensary west of Cleveland and has been designed to produce popular Body and Mind concentrates using hydrocarbon extraction as well as edibles and oils. “We are excited to have the first of many SKU’s in the Ohio market as our team brings years of experience with a wide range of hydrocarbon extraction products,” stated Michael Mills, CEO of Body and Mind. “We designed the production facility as a top-of-the-line hydrocarbon facility to give the largest breadth of extraction products and we are in the process for approval of a full range of products to service the growing Ohio medical market. As early entrants to the Ohio market, our team has a deep understanding of consumer trends in the state and we look forward to the addition of our award winning concentrates, oils and edibles.”

Michigan Development

The Body and Mind dispensary in Muskegon, Michigan is moving quickly through renovation of a pre-existing bank building located on a well trafficked thoroughfare with significant parking. The Company has hired a general manager for the location and training has commenced. The Body and Mind branded dispensary is anticipated to be operational in late 2021 or early 2022.

The Company has received building permits for phase 1 of the cultivation and production facility and is in the final stages of contractor selection and ordering long lead items. The cultivation and production facilities have received local approval and state pre-approval for a 25,000 square foot cultivation and 5,000 square foot production facilities within the same existing building. The Company anticipates commencing construction shortly with construction plans for 25,000 square feet of cultivation to be built in phase 2.

Arkansas Cultivation

Comprehensive Care Group and BaM have commenced the first cultivation harvest at the West Memphis location and anticipate Body and Mind branded flower to be available in Arkansas before the end of November. “We are excited to bring Body and Mind quality flower to the state of Arkansas and look forward to producing many new strains in the near future,” stated Trip Hoffman, COO of Body and Mind. The cultivation facility is designed to produce enough flower to supply the Body and Mind dispensary as well as generate revenue from wholesales.

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FY2021 Year End Conference Call Details

The Company will be hosting earnings call on Friday, November 19th, 2021 at 11:00 a.m. Eastern.

Participants can dial 1-888-664-6392 or 416-764-8659 and use confirmation number 13970998.

A replay of the conference call will be available at 1-888-390-0541 until November 26, 2021. Please use replay number 970998 #

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated November 15, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: November 15, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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